UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

April 22, 2015

ProtoKinetix, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of Incorporation	Commission File Number	IRS Employer Identification No.

9176 South Pleasants Highway
St. Marys, West Virginia
26170  USA
Address of principal executive offices

304-299-5070
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐⁯Written communications pursuant to Rule 425 under the Securities Act
☐⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act
⁯☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
⁯☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement

On or about April 22, 2015, ProtoKinetix, Incorporated, a Nevada corporation (the "Company") entered into a Technology Transfer Agreement (the "Agreement") between the Company and Grant Young for the assignment of Mr. Young's portion of certain patents and all rights associated therewith (the "Patent Rights").  In exchange for the Patent Rights, Mr. Young will receive $10,000 in cash and a five-year warrant to purchase 6,000,000 shares of the Company's common stock at an exercise price of $0.10 per share.

Through this assignment, the Company has gained Mr. Young's portion of US provisional patent application no. 62/007,626 related to the use of anti-aging glycopeptides to enhance beta cell health, survival and improve transplant outcomes, and all patents issuing from and claiming priority to such application.

The Patent Rights secure, amongst other things, key intellectual property rights to the Company's use of the AAGP™ lead compound in regenerative medicine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of April 2015.

ProtoKinetix, Incorporated

By:	/s/ Clarence E. Smith
Clarence E. Smith, President & CEO